UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

THE CHILDREN’S PLACE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging Growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of The Children’s Place, Inc. (the “Company”) held on May 11, 2017, the Company’s stockholders voted on (i) the election of each of the Company’s nine nominees for Director for a one-year term expiring in 2018, (ii) the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018, (iii) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders, and (iv) the approval, on an advisory, non-binding basis, of the frequency of the Company’s advisory, non-binding vote on compensation of the Company’s named executive officers described in the Company’s proxy statement.

The results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Joseph Alutto	15,042,695	101,447	17,547	864,860
John E. Bachman	15,050,044	94,098	17,547	864,860
Marla Malcolm Beck	15,050,200	94,002	17,487	864,860
Jane Elfers	15,050,297	93,955	17,437	864,860
Joseph Gromek	14,627,016	517,126	17,547	864,860
Norman Matthews	14,710,202	433,940	17,547	864,860
Robert L. Mettler	14,730,555	413,587	17,547	864,860
Stanley W. Reynolds	15,050,150	93,992	17,547	864,860
Susan Sobbott	15,043,595	100,607	17,487	864,860

Ratification of the Appointment Of Independent Registered Public Accounting Firm	15,900,560	83,370	42,619	0

Compensation Paid to Named Executive Officers (“Say on Pay”)	10,073,161	5,068,423	20,105	864,860

	Every Year	Every 2 Years	Every 3 Years	Abstentions
Frequency of Say on Pay Vote	13,157,439	2,680	1,983,719	17,851

*       *       *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2017

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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